Thornburg Investment Trust 485APOS

Exhibit (a)(33)

THORNBURG INVESTMENT TRUST

THIRTY-FOURTH AMENDMENT AND SUPPLEMENT TO

AGREEMENT AND DECLARATION OF TRUST

THIS THIRTY-FOURTH AMENDMENT AND SUPPLEMENT is made by Garrett Thornburg, David A. Ater, Sally Corning, Susan H. Dubin, David L. Gardner, Brian J. McMahon, Patrick J. Talamantes, Owen D. Van Essen and James W. Weyhrauch (the “Trustees”).

The Trust was formed on June 3, 1987 by an Agreement and Declaration of Trust - Limited Term Trust dated June 3, 1987 (the “Declaration of Trust”).  The Trustees created a series, Thornburg Low Duration Municipal Fund, by the execution of a Twenty-Fifth Amendment and Supplement to Agreement and Declaration of Trust, effective as of September 16, 2013.  Section 11.7 of the Declaration of Trust permits the Trustees to make certain amendments to the Declaration of Trust.

Accordingly, by execution of this Amendment and Supplement, the Trustees change the name of the described series to “Thornburg Short Duration Municipal Fund,” such name change to take effect on February 1, 2020.

The Trustees execute this Amendment and Supplement as of November 22, 2019, though the name change effected by this Amendment and Supplement will not take effect until February 1, 2020.  The Trustees also execute and direct the Trust’s president to file, or cause to be filed, this Amendment and Supplement in the appropriate governmental offices.

/s/ Garrett Thornburg
Garrett Thornburg

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 1 of 9

/s/ David A. Ater
David A. Ater

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 2 of 9

/s/ Sally Corning
Sally Corning

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 3 of 9

/s/ Susan H. Dubin
Susan H. Dubin

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 4 of 9

/s/ David L. Gardner
David L. Gardner

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 5 of 9

/s/ Brian J. McMahon
Brian J. McMahon

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 6 of 9

/s/ Patrick J. Talamantes
Patrick J. Talamantes

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 7 of 9

/s/ Owen D. Van Essen
Owen D. Van Essen

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 8 of 9

/s/ James W. Weyhrauch
James W. Weyhrauch

Thornburg Investment Trust Thirty-Fourth Amendment and Supplement to Agreement and Declaration of Trust	Page 9 of 9